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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            NBC Capital Corporation
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               (Name of Registrant as Specified In Its Charter)

                                      N/A
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

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                            [CHAIRMAN'S LETTERHEAD]


                                March 26, 1998


Dear Fellow Shareholder:

        The Proxy Statement sent to you last week asked you to consider and vote upon a proposal (the "Reincorporation Proposal") to change the Company's state of incorporation from Delaware to Mississippi. As discussed in the Proxy Statement, one of the reasons your Board of Directors recommended this proposal to you is because the Mississippi income tax law does not tax the gain on sales of shares of Mississippi corporations that have been held for more than one year.

        The Mississippi State Tax Commission takes the position that, in the case of the Company, this one year holding period requirement will not begin to run until the day that the change in the Company's state of incorporation is effective (which is currently anticipated to be April 30, 1998).

        While the Company's tax counsel does not believe that the position of the Mississippi State Tax Commission necessarily is correct, shareholders are cautioned to consider the position of the Mississippi State Tax Commission and to consult with their own tax advisors regarding the Mississippi income tax consequences of sales of Company Common Stock within one year of the date the Company's reincorporation in Mississippi is effective.

        Your Board of Directors continues to believe that reincorporation in Mississippi is in the best interests of the Company and its shareholders and recommends a vote "FOR" the Reincorporation Proposal.

                                        Sincerely,



                                        L. F. Mallory, Jr.
                                        Chairman of the Board and Chief
                                         Executive Officer